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INDEPENDENT AUDITORS' CONSENT


Nicholas Income Fund, Inc.

We consent to the incorporation by reference in the Post-Effective
Amendment
No. 83 to the Registration Statement on Form N-1A (File No. 2-
10806) of
Nicholas Income Fund, Inc. of our report dated January 25, 1999 accompanying the Financial statements of Nicholas Income Fund, Inc. contained in the
Fund's 199 annual report to shareholders and to the reference to us under the captions "Financial Highlights", "Shareholder Reports" and "Independent Auditors and Legal Counsel" which appear in the Fund's Prospectus and Statement of Additional Information, which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
April 21, 1999